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                                                                   EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

    Costilla Energy, Inc. has the following subsidiary (as defined in Rule 405 of the Rules and Regulations promulgated under the Securities Act of 1993, as amended) as of March 17, 1997.

    Costilla Redeco Energy, L.L.C., a Texas limited liability company.